Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-194974

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.001 per share	1,150,000	$320.00	$368,000,000	$47,399

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 150,000 additional shares of Common Stock.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-194974) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

P R O S P E C T U S   S U P P L E M E N T
(To Prospectus Dated April 1, 2014)

1,000,000 Shares

Common Stock

We are offering 600,000 shares of our common stock, and the selling stockholders identified in this prospectus supplement are offering 400,000 shares of our common stock. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ICPT.” On April 3, 2014, the last sale price of our common stock was $321.81 per share, as reported on The NASDAQ Global Select Market.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$320.00	$320,000,000
Underwriting discounts and commissions(1)	$13.28	$13,280,000
Proceeds, before expenses, to us	$306.72	$184,032,000
Proceeds to the selling stockholders	$306.72	$122,688,000

(1)	See “Underwriting.”

The selling stockholders have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 150,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

The underwriters expect to deliver the shares to the investors on or about April 9, 2014.

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.

Deutsche Bank Securities

BMO Capital Markets

Needham & Company	Oppenheimer & Co.	Wedbush PacGrow Life Sciences
JMP Securities		Summer Street Research Partners

The date of this prospectus supplement is April 3, 2014.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us or the selling stockholders in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs or the affairs of any selling stockholder.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed with the Securities and Exchange Commission by or on behalf of us or to which we have referred you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “the Company” refer, collectively, to Intercept Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained or incorporated by reference herein or therein regarding our strategy, future operations, financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus supplement, the accompany prospectus and the information incorporated by reference herein and therein include, among other things:

•	the initiation, cost, timing, progress and results of our development activities, preclinical studies and clinical trials;
•	the timing of and our ability to obtain and maintain regulatory approval of obeticholic acid, or OCA, and any other product candidates we may develop, and any related restrictions, limitations and/or warnings in the label of any approved product candidates;
•	our plans to research, develop and commercialize our product candidates;
•	our collaborators’ election to pursue research, development and commercialization activities;
•	our ability to attract collaborators with development, regulatory and commercialization expertise;
•	our ability to obtain and maintain intellectual property protection for our product candidates;
•	our ability to successfully commercialize our product candidates;
•	the size and growth of the markets for our product candidates and our ability to serve those markets;
•	the rate and degree of market acceptance of any future products;
•	the success of competing drugs that are or become available;
•	regulatory developments in the United States and other countries;
•	the performance of our third-party suppliers and manufacturers;
•	our need for and ability to obtain additional financing;
•	our estimates regarding expenses, future revenues and capital requirements and the accuracy thereof;
•	our use of the proceeds from our initial public offering in October 2012 and our follow-on public offering in June 2013;
•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or the JOBS Act; and
•	our ability to attract and retain key scientific or management personnel.

We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include our “critical accounting estimates” described in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” of our most recent Annual Report filed on Form 10-K and the factors set forth under the caption “Risk factors” in this prospectus supplement.

Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change. As a result, you should not rely on those forward-looking statements as representing our views as of any date subsequent to the date the statements were made.

INDUSTRY AND MARKET DATA

This prospectus supplement contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained such industry and market data from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry and general publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat chronic liver and intestinal diseases with high unmet medical need utilizing our proprietary bile acid chemistry. Our lead product candidate, obeticholic acid, or OCA, is a bile acid analog, a chemical substance that has a structure based on a naturally occurring human bile acid, that selectively binds to and induces activity in the farnesoid X receptor, or FXR, which we believe has broad liver-protective properties. OCA has been tested in five placebo-controlled clinical trials, including a recently completed Phase 3 clinical trial in patients with primary biliary cirrhosis, or PBC, and two Phase 2 clinical trials in patients with nonalcoholic fatty liver disease, or NAFLD, and nonalcoholic steatohepatitis, or NASH. OCA met the primary efficacy endpoint in each of these trials with statistical significance. We expect to file for marketing approval for OCA for the treatment of PBC in both the United States and European Union at the end of 2014. Pending discussion and agreement with the U.S. Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, we plan to initiate two randomized, double-blind, placebo-controlled Phase 3 clinical outcomes trials in NASH patients in the first half of 2015. Our collaborator, Dainippon Sumitomo Pharma Co. Ltd., or DSP, has completed enrollment in a 200 patient Phase 2 NASH clinical trial of OCA in Japan with a primary efficacy endpoint similar to that used in our Phase 2b NASH clinical trial, called FLINT. This trial is anticipated to be completed by the end of 2015.

We own worldwide rights to OCA outside of Japan and China, where we have exclusively licensed OCA to DSP. We have also granted DSP an option to exclusively license OCA in certain other Asian countries. OCA has received orphan drug designation in the United States and the European Union for the treatment of PBC. Our current patents for OCA are scheduled to expire at various times through 2028. We believe that coverage could be extended into 2033 based on our additional pending composition-of-matter and process patent applications. Our current plan is to commercialize OCA ourselves in the United States and Europe for the treatment of PBC, NASH and other indications primarily by targeting physicians who specialize in the treatment of liver and intestinal diseases, including both hepatologists and gastroenterologists.

The following chart shows the current stage of development of OCA in different patient populations and the preclinical programs for our other product candidates, as well as the anticipated timing of the initiation of certain of our planned clinical trials and of the submission of our regulatory filings for OCA in PBC.

OCA for Primary Biliary Cirrhosis

We are developing OCA initially for PBC as a second line treatment for patients who have an inadequate response to, or who are unable to tolerate ursodiol, the standard of care therapy, and therefore need additional treatment. PBC is a rare liver disease that primarily results from autoimmune destruction of the bile ducts that transport bile acids out of the liver, resulting in cholestasis. As the disease progresses, persistent toxic build-up of bile acids causes progressive liver damage marked by chronic inflammation and fibrosis. According to industry data, there are approximately 300,000 people with PBC in developed countries, of whom we believe approximately 60,000 have been diagnosed and are being treated with ursodiol. As studies have shown that up to 50% of PBC patients fail to respond adequately to ursodiol treatment, we believe there are up to 30,000 diagnosed PBC patients who may currently be eligible for treatment with OCA, representing a significant unmet medical need for a second line therapy. With increasing identification of PBC patients through routine liver function testing in the primary care setting, we believe that there may be significantly more patients who will potentially be eligible for, and be interested in, receiving a new therapy if it becomes available on the market.

We have completed three double-blind, placebo-controlled trials of OCA in PBC patients, all of which met their primary and secondary endpoints. The most recent of these trials was our Phase 3 POISE clinical trial which enrolled 217 patients. We believe that the results of our POISE trial and our long-term safety extension trials in PBC patients, which include patients who currently have been on OCA therapy for more than four years, demonstrate that OCA produces a durable therapeutic response. Based on these results, we expect to file for marketing approval of OCA in the United States and the European Union at the end of 2014.

In March 2014, we announced the following positive top-line data from our POISE trial:

•	OCA, at both a 10 mg dose and a 5 mg dose titrated to 10 mg, or the OCA titration group, met the primary endpoint of achieving a reduction in serum alkaline phosphatase, or ALP, to below a threshold of 1.67 times the upper limit of normal, with a minimum 15% reduction in ALP level from baseline, and a normal bilirubin level after 12 months of therapy.
º	The proportion of patients meeting the POISE primary endpoint was 10% in the placebo group, 47% in the 10 mg OCA group and 46% in the OCA titration group (both dose groups p < 0.0001 as compared to placebo) in an intention–to-treat, or ITT, analysis. Both OCA dose groups met the primary endpoint at all evaluated time points in the trial, beginning at two weeks after the initiation of treatment (both dose groups p 0.0001 at all time points).
º	PBC patients who achieve these levels of ALP and bilirubin within a year of initiation of ursodiol treatment have been shown in long-term studies to be at a significantly lower risk of progressing to liver failure resulting in transplant or death, as compared to patients who maintain or develop more elevated levels.
•	The placebo group experienced a mean decrease in ALP from baseline of 5%, compared to significant mean decreases of 39% in the 10 mg OCA dose group and 33% in the OCA titration group (both dose groups p < 0.0001 as compared to placebo).
•	Both OCA dose groups met pre-specified secondary endpoints of improvements in other clinically relevant liver enzymes such as gamma glutamyl transferase, or GGT, aspartate transaminase, or AST, alanine transaminase, or ALT, and total bilirubin (both dose groups p < 0.0005 as compared to placebo).
•	More than 95% of patients who completed the double-blind phase continued in the long-term safety extension phase of the POISE clinical trial, which is scheduled to run for another five years, during which all patients receive OCA treatment with daily doses starting at 5 mg and potentially titrating up to 25 mg a day, as clinically indicated.

The POISE clinical trial results will be presented in greater detail at the upcoming International Liver Congress of the European Association for the Study of the Liver, referred to as EASL, in April 2014.

OCA for NASH (Nonalcoholic Steatohepatitis)

We are also developing OCA for the treatment of NASH, a common and serious chronic liver disease that develops in approximately one-third of NAFLD patients who have excessive fat accumulation in the liver, referred to as steatosis. In NASH patients, for reasons that are as yet not completely understood, steatosis and other factors such as insulin resistance induce chronic inflammation in the liver and may lead to progressive fibrosis and cirrhosis, followed by eventual liver failure and death. NASH is believed to be one of the most common chronic liver diseases worldwide, with an estimated prevalence of more than 10% of the general adult population in the United States, with similar prevalence estimated in Europe, Japan and other developed countries. Additionally, NASH has become a highly prevalent liver disease in developing countries such as India and China. We believe that more than 2.5% of the general adult population, or approximately six million adult NASH patients in the United States, are afflicted with advanced fibrosis and cirrhosis, thought to be irreversible stages in the natural history of the disease. Although the prevalence of NASH is lower in children, it has also become a serious disease burden in the pediatric population. There are currently no drugs approved for the treatment of NASH.

More than 20% of NASH patients progress to cirrhosis within a decade of diagnosis and, with the rapidly increasing prevalence of the disease, NASH has become the third most common reason for liver transplant in the United States. NASH is projected to become the leading indication for transplant in the next few years, overtaking both chronic hepatitis C infection and alcoholic liver disease. Additionally, NASH is now considered to be the second leading and rapidly increasing cause of hepatocellular carcinoma, or primary liver cancer, which may develop in NASH patients prior to the liver becoming cirrhotic. Other common co-existing conditions such as obesity and type 2 diabetes, which afflicts up to half of all NASH patients, are important risk factors in NASH.

OCA is currently being evaluated in a Phase 2b clinical trial, called FLINT, which enrolled 283 NASH patients. We believe the FLINT clinical trial, which has been sponsored by the U.S. National Institute of Diabetes and Digestive and Kidney Diseases, or NIDDK, a part of the National Institutes of Health, is the largest clinical trial conducted to date in NASH. In January 2014, the NIDDK stopped the double-blind treatment phase of the FLINT clinical trial early following a planned interim analysis showing that OCA had met the primary endpoint of the trial based on a pre-defined efficacy criterion. OCA treatment resulted in a highly statistically significant improvement (p = 0.0024 on an ITT basis) in the primary histological endpoint, defined as a two-point improvement in the NAFLD activity score with no worsening in fibrosis, and determined by liver biopsies taken prior to trial initiation and at the end of the 72-week treatment period. The pre-defined threshold of statistical significance for stopping the FLINT treatment phase was p < 0.0031. The NIDDK’s decision to stop the FLINT treatment phase early was based primarily on OCA having met this efficacy criterion, while also being informed by the risks involved in continuing to perform liver biopsies in the remaining patients and the available safety data from the trial. All remaining FLINT patients who had not completed the 72-week treatment phase as of January 2014 stopped dosing of OCA and placebo and are now being followed in a pre-specified 24-week observational follow-up phase, during which blinding is maintained. The NIDDK recently informed us that we will receive the final unblinded results of the FLINT trial in July 2014 after all patients have completed the 24-week observational phase.

We previously completed a double-blind, placebo-controlled Phase 2 clinical trial of OCA in 64 type 2 diabetic patients with NAFLD. While only three patients in this trial had previously undergone a biopsy to confirm histological determination of NASH, we believe that a majority of the patients in this trial were likely to have had NASH, given the disease’s association with obesity and diabetes and based upon an evaluation of serum fibrosis biomarkers from trial participants. In this trial, OCA therapy significantly improved insulin sensitivity both in the liver and peripheral tissues, thereby meeting the primary endpoint in the trial with a mean improvement in liver insulin sensitization from baseline of approximately 24.5% in the combined OCA dose groups, as compared to a worsening of approximately 5.5% in the placebo group (p = 0.011). Insulin resistance, particularly in the liver, is considered to be an important contributor to NASH disease pathology. In this trial, significant improvements in weight loss were also noted in patients receiving OCA therapy, along with improvements in liver enzymes such as GGT and AST.

Pending discussion and agreement with the FDA and EMA, we plan to initiate two randomized, double-blind, placebo-controlled Phase 3 clinical outcomes trials in NASH patients in the first half of 2015. One proposed Phase 3 clinical trial would be in NASH patients with advanced liver fibrosis (e.g., bridging fibrosis) who are considered to have irreversible disease and in whom diet and lifestyle changes do not appear to be of benefit. We anticipate that this trial would incorporate a planned interim analysis focusing on the surrogate endpoint of histologic improvement after one to two years of treatment. The second proposed Phase 3 clinical trial would be in patients with liver cirrhosis secondary to NASH, as well as other chronic liver diseases such as hepatitis C and B viral infection, alcoholic liver disease and PBC. We anticipate that this trial would incorporate a planned interim analysis focusing on the surrogate endpoints of hepatic venous pressure gradient, or HVPG, and histological improvement in fibrosis after one to two years of treatment. While we complete our plans for these two Phase 3 clinical trials, we intend to initiate a Phase 2 clinical trial investigating the lipid metabolic effects of OCA in NASH patients in the second half of 2014 and may also initiate a Phase 2 placebo-controlled clinical trial of OCA in pediatric NASH patients in late 2014.

Additional OCA Therapeutic Opportunities Beyond PBC and NASH

In addition to PBC and NASH, we are developing OCA in other patient populations, including patients with cirrhosis and portal hypertension, alcoholic hepatitis, primary sclerosing cholangitis, or PSC, and bile acid diarrhea.

We recently completed a pilot open-label Phase 2a clinical trial of OCA, called the PESTO trial, in patients with alcoholic liver cirrhosis and portal hypertension in order to evaluate the ability of OCA administered once-daily to reduce the HVPG measurement in patients with end-stage liver disease. Patients with an HVPG of greater than 12 mm Hg are at particularly high risk of variceal bleeding, each episode of which carries an approximately 20% mortality risk. Top-line results from the trial showed that approximately 38% of patients evaluated for efficacy in the combined dose groups met the primary endpoint, which was defined as a reduction in HVPG of 15% or more and/or to less than 12 mm Hg after OCA treatment for approximately seven days. Approximately 54% of patients in the combined dose groups experienced a clinically meaningful reduction of HVPG of 10% or more.

The Translational Research and Evolving Alcoholic Hepatitis Treatment, or TREAT, consortium consisting of the Mayo Clinic Rochester, Indiana University and Virginia Commonwealth University, in collaboration with the National Institute on Alcohol Abuse and Alcoholism, has initiated a Phase 2 clinical trial of OCA for the treatment of alcoholic hepatitis. The trial is a randomized, double-blind, multicenter trial designed to assess the safety and efficacy of a once-daily dose of OCA compared to placebo over a period of six weeks in patients with moderately severe alcoholic hepatitis. The clinical trial is expected to enroll 60 patients beginning in the second quarter of 2014.

We also intend to initiate a multicenter, 24-week, randomized, double-blind, placebo-controlled Phase 2 clinical trial of OCA in patients with PSC in the second half of 2014. Like PBC, PSC is a rare autoimmune cholestatic liver disease and OCA has orphan designation for this indication in both the United States and the European Union. The primary efficacy endpoint in the planned Phase 2 clinical trial will be the reduction of ALP levels, as compared to placebo. In addition, OCA’s effect on other secondary liver function parameters, as well as ulcerative colitis symptoms, will be assessed.

Our Strategy

Our strategy is to develop and commercialize novel therapeutics for patients with chronic liver, intestinal and other diseases, beginning with OCA for the treatment of PBC, NASH and other follow-on indications that we believe are underserved by existing marketed therapies. The key elements of our strategy are to:

•	obtain marketing approval of OCA for the treatment of PBC in the United States, the European Union and other countries;
•	commercialize OCA in the United States, Europe and other countries, initially for the treatment of PBC;
•	continue to develop OCA for the treatment of NASH and seek regulatory approval of OCA in this indication;
•	continue to develop OCA in other orphan and more prevalent liver, intestinal and other diseases; and
•	advance the development of earlier-stage product candidates in our pipeline.

In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the selection, development and commercialization of therapies for diseases with high unmet medical need. We intend to continue our efforts to build and expand this team as we grow our business.

Risks Related to Our Business

We are a development stage biopharmaceutical company, and our business and ability to execute our business strategy are subject to a number of important risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013:

•	We have never been profitable, have no products approved for commercial sale and to date have not generated any revenue from product sales.
•	We will require substantial additional funding to complete the development and commercialization of OCA and to continue to advance the development of our other product candidates, and such funding may not be available on acceptable terms or at all.
•	OCA and/or our other product candidates may not receive regulatory approval in a timely manner or at all.
•	The FDA may not agree to our proposed surrogate endpoint for accelerated approval of OCA for the treatment of PBC, in which case we would need to complete an additional Phase 3 trial in order to seek approval in the United States instead of being able to seek approval based on a clinical outcomes trial to be completed after accelerated approval. This same risk will apply if we seek accelerated marketing approval from the FDA based on the achievement of surrogate endpoints in other situations, including for OCA for the treatment of NASH.
•	We may be subject to delays in our clinical trials, which could result in increased costs and delays or limit our ability to obtain regulatory approval for our product candidates. Our clinical trial plans as described in this prospectus supplement may change based upon our discussions with regulators and many other factors.
•	Because the results of earlier studies and clinical trials of our product candidates may not be predictive of future clinical trial results, our product candidates may not have favorable results in future clinical trials, which would delay or limit their future development. This risk is particularly applicable in situations in which future trials differ from prior trials in terms of duration or design, which will be the case as to many of our future trials, including of OCA for the treatment of NASH.
•	Our product candidates could be found to have undesirable side effects that may delay or prevent regulatory approval or require our product candidates to include safety warnings or be taken off the market. For example, the Data Safety Monitoring Board for the FLINT trial expressed concern regarding hyperlipidemia and the occurrence of serious cardiovascular events, both of which were seen in both the treatment and placebo groups. Although we were informed that these effects were observed disproportionately in patients receiving OCA, we were also informed that the number of serious cardiovascular events observed in the OCA treatment group was not statistically significantly different as compared to the placebo group.
•	We are in a highly competitive industry and face competition from existing and new treatments that may be more effective and less costly than our products. Our announcement that the FLINT trial was stopped early following a planned interim efficacy analysis showing that OCA had met the primary efficacy endpoint has focused more market attention on our target indications. As a result, we believe that more companies may seek to compete with us in the future.
•	We have never commercialized any of our product candidates and our products, even if approved, may not be accepted by healthcare providers or healthcare payors.
•	The failure of our collaborators to perform their obligations under our collaboration agreements may delay or otherwise harm the development and commercialization of our product candidates.
•	We may be unable to maintain and protect our intellectual property assets, which could impair the advancement of our pipeline and commercial opportunities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2017; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission based on the market value of our common stock held by non-affiliates. If the market value of our common stock that is held by non-affiliates continues to exceed $700 million as of June 30, 2014, we would cease to be an emerging growth company as of December 31, 2014.

Company Information

We were incorporated in the State of Delaware on September 4, 2002. Our principal executive offices are located at 450 W. 15th Street, Suite 505, New York, New York 10011, and our telephone number is (646) 747-1000. We also have an office in San Diego, California. Our website address is www.interceptpharma.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement. We have included our website address in this prospectus supplement as an inactive textual reference only.

THE OFFERING

Common Stock Offered by Us in This Offering
600,000 shares
Common Stock Offered by the Selling Stockholders in This Offering
400,000 shares
Option to Purchase Additional Shares of Common Stock From the Selling Stockholders
The underwriters have an option to purchase up to an additional 150,000 shares of our common stock from the selling stockholders. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Common Stock to be Outstanding After This Offering
20,119,657 shares
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $183.3 million, based on the public offering price of $320.00 per share. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, including any sale of shares of common stock if the underwriters exercise their option to purchase additional shares of common stock from the selling stockholders.
We intend to use the net proceeds from the shares sold by us in this offering, together with our existing cash, cash equivalents and short-term investments, to fund:
• work to support our anticipated filings for marketing approval of OCA in PBC at the end of 2014;
• continued development of OCA in NASH and to conduct market research and pre-commercial activities in NASH;
• the long-term safety extension portion of our POISE trial and our planned clinical outcomes trial in PBC patients;
• preparation for the potential commercial launch of OCA in PBC; and
• expansion of our infrastructure, including development and corporate personnel, to support the planned increased scale of our operations.
The balance, if any, will be used for general corporate purposes, including general and administrative expenses, capital expenditures, working capital and prosecution and maintenance of our intellectual property. See “Use of Proceeds” for more information.

Risk Factors
You should read the “Risk Factors” section of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.
NASDAQ Global Select Market Symbol
ICPT

The number of shares of our common stock to be outstanding after this offering is based on 19,519,657 shares outstanding as of February 28, 2014, and excludes:

•	1,522,818 shares of common stock issuable upon the exercise of outstanding stock options as of February 28, 2014 at a weighted-average exercise price of $40.16 per share;
•	restricted stock units for 104,941 shares of our common stock that were unvested as of February 28, 2014;
•	1,073,598 shares of common stock reserved for future issuance as of February 28, 2014 under our 2012 Equity Incentive Plan, or the 2012 Plan; and
•	865,381 shares of our common stock issuable upon the exercise of warrants outstanding as of February 28, 2014 at an exercise price of $10.40 per share, which expire on January 25, 2015.

Except as otherwise noted, we have presented the information in this prospectus supplement assuming:

•	no exercise by the underwriters in this offering of the option to purchase up to an additional 150,000 shares of our common stock from the selling stockholders in this offering; and
•	no exercise of outstanding stock options or warrants.

Our board of directors has not yet finalized the cash bonuses for our executive officers for 2013 or compensation arrangements for these persons for 2014. We anticipate that the 2013 cash bonuses and 2014 compensation arrangements, particularly the value of the equity incentive awards, will be significantly greater than in past years.

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data presented below for the years ended December 31, 2010, 2011, 2012 and 2013 are derived from our audited consolidated financial statements incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013.

Our historical results are not necessarily indicative of future operating results. You should read this summary consolidated financial data in conjunction with the sections entitled “Risk Factors,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, all included elsewhere or incorporated by reference in this prospectus. For more details on how you can obtain the documents incorporated by reference in this prospectus, see “Where You Can Find More Information” and “Incorporation by Reference.”

	Years Ended December 31,				Period From September 4, 2002 (Inception) Through December 31, 2013
	2010	2011	2012	2013
	(in thousands, except share and per share amounts)
Statement of Operations Data:
Licensing revenue	$—	$1,805	$2,446	$1,622	$5,873
Costs and expenses:
Research and development	12,710	11,426	16,183	27,941	99,376
General and administrative	3,644	4,209	5,177	13,132	42,730
Total costs and expenses	16,354	15,635	21,360	41,073	142,106
Other income (expense):
Revaluation of warrants	672	1,045	(24,626)	(28,441)	(51,516)
Other income (expense), net	594	48	(104)	100	1,774
	1,266	1,093	(24,730)	(28,341)	(49,742)
Net loss	(15,088)	(12,737)	(43,644)	(67,792)	(185,975)
Dividend on preferred stock, not declared	(2,901)	(3,000)	(2,630)	—	(10,944)
Net loss attributable to common stockholders	$(17,989)	$(15,737)	$(46,274)	$(67,792)	$(196,919)
Net loss per common share, basic and diluted	$(5.40)	$(4.73)	$(7.36)	$(3.76)
Weighted average shares outstanding, basic and diluted	3,329,666	3,329,666	6,283,238	18,028,731

The following summary balance sheet data as of December 31, 2013 is presented:

•	on an actual basis, and
•	on a pro forma basis to give effect to our sale of 600,000 shares of common stock in this offering at the public offering price of $320.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The summary unaudited pro forma balance sheet is for informational purposes only and does not purport to indicate balance sheet information as of any future date.

	December 31, 2013
	Actual	Pro Forma
	(in thousands)
		(unaudited)
Balance Sheet Data:
Cash, cash equivalents and investment securities	$144,832	$328,114
Total assets	150,319	333,601
Working capital	138,683	321,965
Warrant liability, total	50,112	50,112
Deferred revenue, total	10,541	10,541
Total liabilities	67,912	67,912
Common stock	19	20
Additional paid-in capital	268,303	451,584
Accumulated deficit during the development stage	(185,976)	(185,976)
Total stockholders’ equity	82,406	265,688

RISK FACTORS

Investing in our common stock involves significant risks. In deciding whether to invest, and in consultation with your own financial and legal advisors, you should carefully consider the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission, or SEC, on March 14, 2014, which is incorporated by reference in to this prospectus supplement in its entirety, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. Any of these risks could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the value of our stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

We have a significant stockholder, which will limit your ability to influence corporate matters and may give rise to conflicts of interest.

Genextra S.p.A., together with its affiliates, whom we refer to collectively as Genextra, is our largest stockholder. As of February 28, 2014, Genextra owned 5,938,890 shares of our common stock and warrants to purchase an additional 865,381 shares of our common stock, which expire on January 25, 2015. The shares of common stock owned by Genextra represented approximately 30.4% of our outstanding common stock as of February 28, 2014. Following this offering, the shares of common stock owned by Genextra will represent 27.9% of our outstanding common stock. Accordingly, Genextra exerts and will continue to exert significant influence over us and any action requiring the approval of the holders of our common stock, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of common stock and approval of significant corporate transactions. This concentration of voting power makes it less likely that any other holder of common stock or directors of our business will be able to affect the way we are managed and could delay or prevent an acquisition of us on terms that other stockholders may desire.

In addition, if Genextra obtains a majority of our common stock, Genextra would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, Genextra would be able to control the election of directors, amendments to our organizational documents and approval of any merger, consolidation, sale of all or substantially all of our assets or other business combination or reorganization. In addition, if Genextra obtains a majority of our common stock, we would be deemed a “controlled company” within the meaning of the NASDAQ Listing Rules. Under the NASDAQ Listing Rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain NASDAQ Listing Rules regarding corporate governance, including: (i) the requirement that a majority of our board of directors consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to the board by a compensation committee that is composed entirely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the board by a majority of independent directors or a nominating committee that is composed entirely of independent directors.

Furthermore, the interests of Genextra may not always coincide with your interests or the interests of other stockholders, and Genextra may act in a manner that advances its best interests and not necessarily those of other stockholders, including seeking a premium value for its common stock, and might affect the prevailing market price for our common stock. Our board of directors, which consists of nine directors, including two affiliated with Genextra, has the power to set the number of directors on our board from time to time.

You may experience future dilution as a result of future equity offerings.

In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in order to raise additional capital. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share you paid for our shares. Investors purchasing shares or other securities in the future could have rights, preferences or privileges senior to those of existing stockholders and you may experience dilution. You may incur additional dilution upon the exercise of any outstanding stock options or warrants or vesting of restricted stock units.

Future sales of shares of our common stock, including by us or our directors, executive officers and beneficial owners of 5% or more of our securities (Visium Asset Management, LP, FMR LLC and SAC Capital Advisors LP) and their respective affiliates following expiration or early release of the 90-day lock-up or shares issued upon the exercise of currently outstanding options and warrants could cause the market price of our common stock to drop significantly, even if our business is doing well.

A substantial portion of our outstanding common stock can be traded without restriction at any time. Some of these shares are currently restricted from resale as a result of securities laws, but will be able to be sold, subject to any applicable volume limitations under federal securities laws with respect to affiliate sales, in the near future. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, by us or others, could reduce the market price of our common stock. In addition, we have a significant number of shares that are subject to outstanding options and warrants. The exercise of these options and warrants and the subsequent sale of the underlying common stock could cause a further decline in our stock price. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. In connection with this offering, we and our directors, executive officers and beneficial owners of 5% or more of our securities (other than Visium Asset Management, LP, FMR LLC and SAC Capital Advisors LP) and their respective affiliates have entered into lock-up agreements for a period of 90-days following this offering. We and our directors, executive officers and beneficial owners of 5% or more of our securities (other than Visium Asset Management, LP, FMR LLC and SAC Capital Advisors LP) and their respective affiliates may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Goldman, Sachs & Co. Upon expiration or earlier release of the lock-up agreements described in the “Underwriting” section of this prospectus supplement, we and our directors, executive officers and beneficial owners of 5% or more of our securities (other than Visium Asset Management, LP, FMR LLC and SAC Capital Advisors LP) and their respective affiliates may sell securities into the market, which could adversely affect the market price of shares of our common stock. In addition, during the lock-up period and thereafter, sales of shares of common stock held by our directors and executive officers are permitted under trading plans, as in effect as of the date of the applicable lock-up agreement, established pursuant to Rule 10b5-1 of the Exchange Act. We cannot predict the size of future issuances or the effect, if any, that this offering or any future issuances may have on the market price for our common stock.

In addition, as of February 28, 2014, holders of an aggregate of 8,963,728 shares of our common stock, including shares underlying warrants held by Genextra and those offered by the selling stockholders under this prospectus supplement and the accompanying prospectus, have rights, subject to certain conditions and the lock-up described above, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. See the section entitled “Description of Capital Stock — Registration Rights” contained in the accompanying prospectus.

Our management will have broad discretion over the use of the proceeds we receive from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

Our management will have broad discretion over the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.

Because we do not anticipate paying cash dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations.

Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not invest in our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of 600,000 shares of our common stock in this offering will be approximately $183.3 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us and based on the public offering price of $320.00 per share.

We intend to use the net proceeds from the sale by us of common stock offered under this prospectus, together with our existing cash, cash equivalents and short-term investments, to fund:

•	work to support our anticipated filings for marketing approval of OCA in PBC at the end of 2014;
•	continued clinical development of OCA in NASH, including the initiation of a Phase 2 clinical trial investigating the lipid metabolic effects of OCA in NASH patients, a Phase 3 clinical outcomes trial in NASH patients with advanced cirrhosis and a Phase 3 clinical outcomes trial in cirrhotic patients with NASH and other chronic liver diseases, and to conduct market research and pre-commercial activities in NASH;
•	the long-term safety extension portion of our POISE trial and our planned clinical outcomes trial in PBC patients;
•	preparation for the potential commercial launch of OCA in PBC; and
•	expansion of our infrastructure, including development and corporate personnel, to support the planned increased scale of our operations.

The balance, if any, will be used for general corporate purposes, including general and administrative expenses, capital expenditures, working capital and prosecution and maintenance of our intellectual property.

Based on our current plans, we believe our cash, cash equivalents and short-term investments, together with the net proceeds to us from this offering, will be sufficient to fund our operations through 2016. Although we expect to receive marketing approval of OCA in this indication from the EMA, and, subject to the acceptability of the surrogate endpoint data from the POISE trial, the FDA, prior to such time, we have not included any potential product revenues from OCA for the treatment of PBC in our estimate.

We have not determined the exact amounts we plan to spend on any of the items listed above or the timing of these expenditures. Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our clinical development programs, the willingness of the FDA and EMA to accept our POISE trial data, as well as our other completed and planned clinical trials and preclinical studies and other work, as the basis for review and marketing approval of OCA for PBC; the outcome of our discussions with the FDA and EMA regarding the clinical and regulatory requirements to advance OCA for the treatment of NASH; the pre-commercialization activities we may engage in for OCA in PBC and the timing of such activities; the amount and timing of additional revenues, if any, received from our collaborations with DSP and Les Laboratories Servier and Institut De Recherches Servier, whether we are able to enter into future collaborations; and any unforeseen cash needs.

Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue clinical trials or preclinical activities if the net proceeds from this offering and the other sources of cash are less than expected. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

Pending our use of the net proceeds from this offering, we expect to invest the proceeds in short-term, interest-bearing, investment-grade securities.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, including any sale of shares of common stock if the underwriters exercise their option to purchase additional shares of common stock from the selling stockholders, although we will bear the costs, other than the underwriting discounts and commissions, associated with those sales.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Global Select Market since October 11, 2012 and trades under the symbol “ICPT.” Prior to that date, there was no public trading market for our common stock. The following table sets forth, for the quarterly periods indicated, the high and low sale price per share of our common stock as reported on The NASDAQ Global Select Market:

	High	Low
Year ended December 31, 2012
Fourth Quarter (beginning October 11, 2012)	$35.99	$17.96
Year ended December 31, 2013
First Quarter	$42.67	$33.45
Second Quarter	$45.00	$30.38
Third Quarter	$72.64	$42.41
Fourth Quarter	$77.53	$46.81
Year ended December 31, 2014
First Quarter	$497.00	$65.22
Second Quarter (through April 3, 2014)	$339.67	$317.75

On April 3, 2014, the last sale price of our common stock, as reported on The NASDAQ Global Select Market, was $321.81 per share. As of February 28, 2014, we had approximately 26 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION

The following table shows our cash, cash equivalents and investment securities as well as capitalization as of December 31, 2013:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the sale by us of 600,000 shares of our common stock in this offering at the public offering price of $320.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the information contained in our consolidated financial statements and condensed consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2013
	Actual	As Adjusted
	(unaudited, in thousands, except par value data)
Cash, cash equivalents and investment securities	$144,832	$328,114
Warrant liability:
Short-term portion of warrant liability	—	—
Long-term portion of warrant liability	50,112	50,112
Total warrant liability	50,112	50,112
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 5,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.001 per share; 25,000,000 shares authorized, 19,389,610 shares issued and outstanding, respectively, actual; 25,000,000 shares authorized, 19,989,610 shares issued and outstanding, respectively, as adjusted	19	20
Additional paid-in capital	268,303	451,584
Accumulated other comprehensive income (loss), net	60	60
Accumulated deficit during development stage	(185,976)	(185,976)
Total stockholders’ equity	82,406	265,688
Total capitalization	$132,518	$315,800

The number of shares of common stock reflected in the table above is based on 19,389,610 shares of our common stock outstanding of December 31, 2013, and excludes as of such date:

•	1,524,837 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $21.47 per share;
•	restricted stock units for 121,069 shares of our common stock that were unvested;
•	409,914 shares of common stock reserved for future issuance under our 2012 Plan; and
•	865,381 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2013 at an exercise price of $10.40 per share, which expire on January 25, 2015.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2013 was $82.4 million, or $4.25 per share of our common stock, based on approximately 19,389,610 shares of our common stock then outstanding. After giving effect to the sale by us of 600,000 shares of our common stock in this offering and the sale by certain selling stockholders of 400,000 shares of our common stock at the public offering price of $320.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value at December 31, 2013 would have been $265.7 million, or $13.29 per share. This represents an immediate increase in net tangible book value of $9.04 per share to existing stockholders and an immediate dilution of $306.71 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share		$320.00
Net tangible book value per share as of December 31, 2013	$4.25
Increase per share attributable to new investors purchasing shares in this offering	$9.04
Net tangible book value per share after this offering		13.29
Dilution per share to new investors		$306.71

The foregoing table and calculations are based on 19,389,610 shares of our common stock outstanding of December 31, 2013, and exclude as of such date:

•	1,524,837 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $21.47 per share;
•	restricted stock units for 121,069 shares of our common stock that were unvested;
•	409,914 shares of common stock reserved for future issuance under our 2012 Plan; and
•	865,381 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2013 at an exercise price of $10.40 per share, which expire on January 25, 2015.

If the underwriters exercise their option to purchase additional shares of our common stock from the selling stockholders or if any additional shares are issued in connection with outstanding options or warrants, there will be further dilution to new investors.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of February 28, 2014, on an actual basis and as adjusted to reflect the sale of common stock by us and the selling stockholders in this offering, for each of the selling stockholders.

The percentage ownership information shown in the table is based upon 19,519,657 shares of common stock outstanding as of February 28, 2014. The percentage ownership information shown in the table after this offering is based upon 20,119,657 shares, assuming the sale of 600,000 shares of our common stock by us in the offering, and the sale of an aggregate of 400,000 shares of our common stock by selling stockholders in this offering and no exercise by the underwriters of their option to purchase additional shares of our common stock from the selling stockholders.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 28, 2014 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Intercept Pharmaceuticals, Inc., 450 W. 15th Street, Suite 505, New York, New York 10011. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Offered	Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Number	Percentage		Number	Percentage
Genextra S.p.A.(1)	6,804,271	33.4%	318,695	6,485,576	30.9%
OrbiMed Private Investments IV, LP(2)	1,735,908	8.9%	81,305	1,654,603	8.2%

(1)	Consists of (a) 5,938,890 shares of common stock owned by Genextra S.p.A. and (b) 865,381 shares underlying warrants held by Genextra S.p.A. Dr. Tallarigo is the chief executive officer of Genextra S.p.A. and Francesco Micheli is the executive director of Genextra S.p.A. and, in such capacities, Dr. Tallarigo and Mr. Micheli exercise voting control over the shares of common stock owned by Genextra S.p.A. and investment control over such shares as authorized by the board of directors of Genextra S.p.A. Each of Dr. Tallarigo and Mr. Micheli disclaims beneficial ownership with respect to any such shares, except to the extent of his pecuniary interest therein, if any. The address of each of Genextra S.p.A. and its affiliates is Via G. De Grassi, 11, 20123 Milan, Italy. Information relating to Mr. Micheli is based on Amendment No. 1 to Schedule 13G of Genextra S.p.A. filed with the Securities and Exchange Commission on February 13, 2014.
(2)	Represents shares of common stock owned by OrbiMed Private Investments IV, LP. OrbiMed Capital GP IV LLC is the general partner of OrbiMed Private Investments IV, LP and OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP IV LLC. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed Advisors LLC and may be deemed to have voting and investment power over the shares held by OrbiMed Private Investments IV, LP noted above. Each of OrbiMed Capital GP IV LLC, OrbiMed Advisors LLC and Mr. Isaly disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Mr. Silverstein, a member of our board of directors, is a member of OrbiMed Advisors LLC and is obligated to transfer any shares issued under any equity grants made to him to OrbiMed Advisors LLC and certain of its related entities. Mr. Silverstein disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any. The address for OrbiMed Private Investments IV, LP is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

Pursuant to the third amended and restated stockholders agreement, we have agreed to reimburse the selling stockholders in this offering for the expenses related to this offering (other than any underwriting discounts and commissions), including up to $70,000 for the legal fees of the selling stockholders.

The security holders (other than the selling stockholders) who are entitled to piggyback registration rights have waived their rights in respect of this offering and the filing of the registration statement of which this prospectus supplement forms a part.

MATERIAL U.S. TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations.

An individual may be treated as a resident instead of a nonresident of the United States in any calendar year for U.S. federal income tax purposes if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with the current calendar year. For purposes of this calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus.

We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation, including the alternative minimum tax and the Medicare contribution tax, that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;
•	tax-exempt organizations;
•	financial institutions;
•	brokers or dealers in securities;
•	regulated investment companies;
•	pension plans;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and
•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold their common stock through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Dividends

If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Disposition of Common Stock.” Any such distribution would also be subject to the discussion below under the section titled “The Foreign Account Tax Compliance Act.”

As discussed under “Dividend Policy,” we do not expect to pay cash dividends to holders of our common stock in the foreseeable future. In the event we pay dividends, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI and satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•	the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or
•	we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 28%, with respect to dividends on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under “Dividends,” will generally be exempt U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, was enacted in March 2010. Generally, FATCA imposes a 30% withholding tax on dividends on, and gross from the sale or disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt under FATCA.

Under final regulations issued by the U.S. Department of Treasury on January 17, 2013 and IRS Notice 2013-43 issued on July 7, 2013, withholding under FATCA will only apply (1) to payments of dividends on our common stock made after June 30, 2014 and (2) to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. Under certain circumstances, a non-US holder may be eligible for refunds or credits of the tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Goldman, Sachs & Co. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and from the selling stockholders, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	243,400
Citigroup Global Markets Inc.	223,300
Goldman, Sachs & Co.	223,300
Deutsche Bank Securities Inc.	70,000
BMO Capital Markets Corp.	70,000
Needham & Company, LLC	50,000
Oppenheimer & Co. Inc.	50,000
Wedbush Securities Inc.	50,000
JMP Securities LLC	10,000
Summer Street Research Partners	10,000
Total	1,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us and the selling stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $7.96 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us and to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$320.00	$320,000,000	$368,000,000
Underwriting discount	$13.28	$13,280,000	$15,272,000
Proceeds, before expenses, to Intercept	$306.72	$184,032,000	$184,032,000
Proceeds, before expenses, to the selling stockholders	$306.72	$122,688,000	$168,696,000

The underwriters have agreed to reimburse us for certain expenses related to this offering. The expenses of the offering after such reimbursement, not including the underwriting discount, are estimated at $750,000 and are payable by us.

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 150,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and the selling stockholders, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,
•	sell any option or contract to purchase any common stock,
•	purchase any option or contract to sell any common stock,
•	grant any option, right or warrant for the sale of any common stock,
•	lend or otherwise dispose of or transfer any common stock,
•	request or demand that we file a registration statement related to the common stock, or
•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition

Nasdaq Global Select Market Listing

The shares are listed on the Nasdaq Global Select Market under the symbol “ICPT.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus by us will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriters are being represented in connection with this offering by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Intercept Pharmaceuticals, Inc. (a development stage enterprise) as of December 31, 2012 and December 31, 2013 and for each of the years in the three-year period ended December 31, 2013 and the information included in the cumulative from inception presentation for the period September 4, 2002 (inception) to December 31, 2013, incorporated by reference in this prospectus from Intercept Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, have been so included in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated by reference in this prospectus and included in the cumulative from inception presentation from September 4, 2002 (inception) to December 31, 2007 (not presented separately therein), has been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.interceptpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and the accompany prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompany prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35668) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 13, 2014;
•	Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 12, 2013 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012);
•	Current Reports on Form 8-K and 8-K/A filed with the SEC on April 15, 2013, May 13, 2013 (solely with respect to Item 5.02), January 2, 2014, January 10, 2014 (solely with respect to Item 8.01), February 18, 2014 (solely with respect to Item 5.02), March 17, 2014 (solely with respect to Item 8.01) and March 26, 2014; and
•	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intercept Pharmaceuticals, Inc.
450 W. 15th Street, Suite 505
New York, New York 10011
Attn: Investor Relations
Phone: (646) 747-1000

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. This prospectus may be used to offer shares of our common stock for the account of persons other than us, whom we refer to in this prospectus as “selling stockholders.” You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We or any selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling stockholders.

Our common stock trades on The NASDAQ Global Select Market under the symbol “ICPT.”

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and selling stockholders may from time to time sell shares of common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or selling stockholders may offer. Each time we or selling stockholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

We have not authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “the Company” refer, collectively, to Intercept Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.interceptpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35668) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 14, 2014;
•	Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 12, 2013 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012);

•	Current Reports on Form 8-K and 8-K/A as filed with the SEC on April 15, 2013, May 13, 2013 (solely with respect to Item 5.02), January 2, 2014, January 10, 2014 (solely with respect to Item 8.01), February 18, 2014 (solely with respect to Item 5.02), March 17, 2014 (solely with respect to Item 8.01) and March 26, 2014; and
•	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intercept Pharmaceuticals, Inc.
450 W. 15th Street, Suite 505
New York, New York 10011
Attn: Investor Relations
Phone: (646) 747-1000

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include our “critical accounting estimates” described in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” of our most recent Annual Report on Form 10-K and the factors set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and readers should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

INTERCEPT PHARMACEUTICALS, INC.

We are a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat chronic liver and intestinal diseases utilizing our proprietary bile acid chemistry. Our product candidates have the potential to treat orphan and more prevalent liver and gastrointestinal diseases for which there currently are limited therapeutic solutions.

Our principal executive offices are located at 450 W. 15th Street, Suite 505, New York, New York 10011, and our telephone number is (646) 747-1000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated. For purposes of calculating the ratios in the table below, earnings consist of net loss plus fixed charges. Fixed charges include interest expense and an estimate of the interest portion of rent expense which is deemed to be representative of the interest factor.

You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
	2010	2011	2012	2013
Consolidated ratios of earnings to fixed charges(1)(2)	N/A	N/A	N/A	N/A
Consolidated ratios of earnings to fixed charges and preferred dividends(1)(3)	N/A	N/A	N/A	N/A

(1)	Due to our losses for the years ended December 31, 2010, 2011, 2012 and 2013, the ratio coverage was less than 1:1.
(2)	We would have needed to generate additional earnings of $15.1 million, $12.7 million, $43.6 million and $67.8 million for the years ended December 31, 2010, 2011, 2012 and 2013, respectively, to cover our fixed charges in those periods.
(3)	We would have needed to generate additional earnings of $18.0 million, $15.7 million, $46.3 million and $67.8 million for the years ended December 31, 2010, 2011, 2012 and 2013, respectively, to cover our fixed charges and accrued preferred dividends in those periods. We did not have any preferred stock outstanding after the completion of our initial public offering in October 2012.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of products, technologies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling stockholders.

SELLING STOCKHOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common stock by selling stockholders. Information about selling stockholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Intercept Pharmaceuticals, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsubordinated general obligations and will rank pari passu with our other unsubordinated obligations. The subordinated debt securities will constitute our subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;
•	the aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;
•	the right, if any, to extend the interest payment periods and the duration of that extension;
•	the manner of paying principal and interest and the place or places where principal and interest will be payable;
•	provisions for a sinking fund, purchase fund or other analogous fund, if any;
•	any redemption dates, prices, obligations and restrictions on the debt securities;
•	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•	any conversion or exchange features of the debt securities;
•	whether and upon what terms the debt securities may be defeased;
•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;
•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•	whether the debt securities will be guaranteed as to payment or performance;
•	if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements; and
•	any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium,” if any.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked.

Certain Terms of the Senior Debt Securities

Covenants.  Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets.  Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);
•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

No Protection in the Event of a Change in Control.  Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default.  Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);
•	failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);
•	default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•	certain events of bankruptcy or insolvency, whether or not voluntary; and
•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “— Modification and Waiver.”

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge.  We can satisfy and discharge our obligations to holders of any series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or
•	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance.  Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any senior series of senior debt securities issued under the indentures.

Legal Defeasance.  We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.
•	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.
•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance.  Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt senior securities. In order to achieve covenant defeasance, we must do the following (among other things):

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver.  We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;
•	to comply with the requirements of the SEC in order to effect or maintain th qualification of the indenture under the Trust Indenture Act of 1939, as amended;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•	to provide for or add guarantors with respect to the senior debt securities of any series;
•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;
•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;
•	reduces the principal amount of on any senior debt securities of such series;
•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;
•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;
•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•	waives a default in the payment of principal of or interest on the senior debt securities;
•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or
•	reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors.  The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee.  The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939, or Trust Indenture Act, incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds.  All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law.  The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination.  The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;
•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our restated by-laws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our restated certificate of incorporation and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of February 28, 2014, 19,519,657 shares of common stock were outstanding, and no shares of preferred stock were outstanding. In addition, as of February 28, 2014, we also had outstanding options to purchase 1,522,818 shares of our common stock, restricted stock units to purchase 104,941 shares of our common stock and warrants to purchase 865,381 shares of our common stock.

Common Stock

Annual Meeting.  Annual meetings of our stockholders are held on the date designated in accordance with our restated by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our restated by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights.  Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.

Dividends.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation and Dissolution.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Other Rights.  The holders of common stock have no preferences or rights of conversion, exchange, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar.  VStock Transfer, LLC is transfer agent and registrar for the common stock.

NASDAQ Global Select Market.  Our common stock is listed on The NASDAQ Global Select Market under the symbol “ICPT.”

Preferred Stock

As of February 28, 2014, no shares of preferred stock were outstanding. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;
•	the amount of liquidation preference per share;
•	the price at which the preferred stock will be issued;
•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•	any redemption or sinking fund provisions;
•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•	any conversion provisions;
•	whether we have elected to offer depositary shares as described below under “Description of Depositary Shares;” and
•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank.  Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends.  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption.  If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or
•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or
•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;
•	the number of shares and series of preferred stock to be redeemed;
•	the redemption price;
•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights.  Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights.  The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar.  The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Warrants

As of February 28, 2014, we had outstanding warrants to purchase 865,381 of shares of our common stock, at an exercise price of $10.40 per share, which expire on January 25, 2015. The warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of our common stock based on the fair market value of the underlying shares of our common stock at the time of exercise of the warrant, after deduction of the aggregate exercise price. The warrants also contain provisions for the adjustment of the exercise price in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations and upon the issuance of shares of our common stock for no consideration or at a price less than the exercise price, excluding certain shares of our common stock issuable upon exercise of options, warrants or conversion of convertible securities. If the exercise price is adjusted as a result of a lower-priced issuance, the exercise price of the warrants will be reduced based on a weighted average of the difference between the exercise price of the warrants and the issuance price of the shares.

Registration Rights

We have entered into a third amended and restated stockholders agreement, dated August 9, 2012, which we refer to as the stockholders agreement, with certain existing holders of our common stock and the holders of warrants to purchase our common stock described above. As of February 28, 2014, holders of an aggregate of up to 8,363,728 shares of our common stock, including shares of our common stock issuable upon exercise of outstanding warrants, having rights under the stockholders agreement, which we refer to as registrable shares, have the right to require us to register such shares under the Securities Act under specified circumstances. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. If not otherwise exercised, the rights described below will expire on the earliest to occur of (a) October 16, 2015, (b) the date on which no stockholder holds any registrable shares or (c) the sale of all or substantially all of our assets or business by merger, sale of assets or otherwise. The summary of the registration rights below is qualified by reference to the stockholders agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Demand Registration Rights.  Subject to specified limitations set forth in the stockholders agreement, at any time, each holder having rights under the stockholders agreement and holding at least 1,500,000 shares of our common stock or the holders of at least 30% of the then outstanding registrable shares, acting together, may request in writing that we register all or a portion of the registrable shares under the Securities Act so long as the total amount of registrable shares registered have an aggregate value of at least $25.0 million based on the then current market price or fair value. We are not obligated to file a registration statement pursuant to this provision on more than three occasions, and prior to the date of this prospectus, we have filed one registration statement upon demand by certain holders of registrable shares.

Form S-3 Registration Rights.  In addition, provided that we are eligible for the use of Form S-3, or any successor form, the holders of registrable shares may make unlimited requests that we register all or a portion of their registrable shares on Form S-3, or any successor form, so long as registrable shares held by such holders have an aggregate value of at least $5.0 million based on the then current market price or fair value. Subject to specified limitations set forth in the stockholders agreement, we are obligated to use our commercially reasonable efforts to file a Form S-3, or any successor form, as soon as practicable, and in any event within 30 days, after the request for such registration.

Upon receipt of any request for demand or Form S-3 registration, we are required to promptly provide written notice of such proposed registration to all other holders of registrable shares, and subject to specified exceptions in the case of an underwritten public offering, such other holders will be entitled to elect to have their registrable shares included in such demand or Form S-3 registration.

Incidental Registration Rights.  If we propose to file a registration statement under the Securities Act either for our own account or for the account of other stockholders (other than in connection with a registration statement on Form S-8 or Form S-4 or to cover securities proposed to be issued in exchange for securities or assets of another corporation), the holders of registrable shares will be entitled to notice of the registration and, subject to specified exceptions, we will be required to use our commercially reasonable efforts to register all or a portion of any registrable shares then held by such holders that they request that we register. In the event that any registration in which the holders of registrable shares participate pursuant to our stockholders agreement is an underwritten public offering, we agree to enter into an underwriting agreement containing customary representation and warranties and covenants, including without limitation customary provisions with respect to indemnification by us of the underwriters of such offering.

Other Provisions.

In the event that any registration in which the holders of registrable shares participate pursuant to the stockholders agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.

We are required to pay all registration expenses, including registration and filing fees, exchange listing fees, printing expenses and accounting fees and the fees and expenses of one counsel to represent the selling stockholders, other than any underwriting discounts and commissions, related to any registration effected in accordance with the stockholders agreement. The stockholders agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Restated By-Laws

The provisions of Delaware law and our restated certificate of incorporation and restated by-laws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Business Combination Statute.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which we refer to as the DGCL. With some exception, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation. The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval. For purposes of Section 203 of the DGCL, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s outstanding voting stock.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, a stockholder must first have given timely notice of the proposal in writing to our secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting date; provided, that if the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the previous year’s annual meeting date, such stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. For a special meeting, the notice must generally be delivered not earlier than the 90th day prior to the meeting and not later than the later of (1) the 60th day prior to the meeting or (2) the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the restated by-laws. If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent.  Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders provided, however, our restated certificate of incorporation provides that if any one stockholder, together with its affiliates, collectively holds a majority of the voting power of the then-outstanding shares of our capital stock, action may be taken without a meeting and vote, through the written consent of holders of the requisite number of votes necessary to authorize or take such action at a meeting.

Board of Directors.  We do not have a classified board of directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders.  Our restated bylaws provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and our restated certificate of incorporation and restated bylaws provide that any vacancy on our board of directors, including a vacancy resulting from an increase in the size of our board of directors, may be filled only by vote of a majority of our directors then in office.

Super Majority Stockholder Vote Required for Certain Actions.  The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless the corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of the prospectus entitled “Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Restated By-Laws.” This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. The affirmative vote of at least 80% of our outstanding voting stock is also required for any amendment to, or repeal of, our restated by-laws by the stockholders. Our restated by-laws may be amended or repealed by a simple majority vote of the board of directors.

Directors’ Liability

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our restated certificate of incorporation and restated by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and, the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;
•	the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or a selling stockholder may sell securities:

•	to or through underwriters, brokers or dealers;
•	through agents;
•	directly to one or more purchasers in negotiated sales or competitively bid transactions;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
•	through a combination of any of the above methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We or any selling stockholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sales of securities;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or any selling stockholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may pay expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders.

If so indicated in the applicable prospectus supplement, we or any selling stockholder will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling stockholder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Intercept Pharmaceuticals, Inc. (a development stage enterprise) as of December 31, 2012 and December 31, 2013 and for each of the years in the three-year period ended December 31, 2013 and the information included in the cumulative from inception presentation for the period September 4, 2002 (inception) to December 31, 2013, incorporated by reference in this prospectus from Intercept Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, have been so included in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated by reference in this prospectus and included in the cumulative from inception presentation from September 4, 2002 (inception) to December 31, 2007 (not presented separately therein), has been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

1,000,000 Shares

Common Stock

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.

Deutsche Bank Securities

BMO Capital Markets

Needham & Company	Oppenheimer & Co.	Wedbush PacGrow Life Sciences
JMP Securities		Summer Street Research Partners

April 3, 2014